Exhibit 10.1

SALE AND PURCHASE AGREEMENT

THIS SALE AND PURCHASE AGREEMENT (this “Agreement”), dated as of 10th September 2025, is entered into between Alset F&B Holdings Pte. Ltd. (UEN 202131909M), a private company limited by shares incorporated in Singapore with its registered business address at 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989 (the “Seller”), and Alset International Limited (UEN 200916763W), a public company limited by shares incorporated in Singapore and listed on the Catalist board of the Singapore Exchange Securities Trading Limited (“SGX-ST”) with its registered business address at 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore 038989 (the “Buyer”).

WHEREAS, the Seller owns 90% of the issued and outstanding shares of Alset F&B One Pte. Ltd. (UEN 201709921D), a private company limited by shares incorporated in Singapore with its registered business address at 9 Temasek Boulevard #16-04, Suntec Tower Two, Singapore (the “Company”); and

WHEREAS, the Seller wishes to sell to the Buyer, and the Buyer wishes to purchase from the Seller, 70% of the issued and outstanding shares of the Company (the “Shares”), subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Clause 2), the Seller shall sell, transfer and assign to the Buyer, and the Buyer shall purchase from the Seller, all of the Seller’s right, title and interest in and to the Shares. The aggregate purchase price for the Shares shall be S$218,941.26, which represents 70% of the Net Asset Value (NAV) of the Company as of 30 June 2025 (the “Purchase Price”).

2.	Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the Shares contemplated hereby shall take place at a closing (the “Closing”) to be held at such place and on such date as the Buyer and the Seller may mutually agree upon in writing (the “Closing Date”). At the Closing, the Seller shall deliver to the Buyer a share certificate or certificates evidencing the Shares, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by instruments of transfer duly executed in blank, and the Buyer shall deliver to the Seller the Purchase Price by wire transfer of immediately available funds to an account designated in writing by the Seller to the Buyer no later than close of business on the Closing Date.

3.	Representations and Warranties of the Seller. The Seller hereby represents and warrants to the Buyer as follows:

a.	The Seller is a company duly organised, validly existing and in good standing under the laws of Singapore.

b.	The Seller has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Seller has obtained all necessary corporate approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorised, executed and delivered by the Seller and constitutes the Seller’s legal, valid and binding obligation, enforceable against the Seller in accordance with its terms.

c.	The Shares have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind (the “Encumbrances”). Upon consummation of the transactions contemplated by this Agreement, the Buyer shall own the Shares, free and clear of all Encumbrances.

d.	The Seller represents that it is not a party to any written or oral agreement to sell or otherwise transfer the Shares to any other party.

e.	The Shares constitute 70% of the issued and outstanding shares of the Company. Upon the sale of the Shares, the Buyer will own 70% of the issued and outstanding shares of the Company.

f.	The accounts of the Company as of 30 June 2025 show the NAV to be S$312,773.23. The Company has no undisclosed debts, liabilities or assets not reflected in the accounts.

g.	There is no current or threatened litigation against the Company, and the Company is not the subject of any government investigation, action or order, whether civil or criminal.

4.	Representation and Warranties of the Buyer.

a.	The Buyer is a corporation duly organised, validly existing and in good standing under the laws of Singapore and is listed on the Catalist board of the SGX-ST.

b.	The Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by the Buyer of this Agreement, the performance by the Buyer of its obligations hereunder and the consummation by the Buyer of the transactions contemplated hereby have been duly authorised by all requisite corporate action on the part of the Buyer, including compliance with the Catalist Rules of the SGX-ST, where applicable. This Agreement has been duly executed and delivered by the Buyer and constitutes a legal, valid and binding obligation of the Buyer enforceable against the Buyer in accordance with its terms.

c.	The Buyer is acquiring the Shares solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof.

d.	The Buyer has complied, and shall continue to comply, with all applicable laws and regulations in Singapore, including the Catalist Rules of the SGX-ST, such as Chapter 10 disclosure obligations, and shall obtain, where required, any necessary consents, clearances, announcements or shareholder approvals in connection with this transaction.

e.	There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of the Buyer, threatened against or by the Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

f.	No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer.

5.	Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

6.	Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

7.	Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a “Notice”) shall be in writing and addressed to the parties at the addresses set forth on the first page of this Agreement (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Clause.

8.	Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

9.	Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

10.	Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

11.	Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

12.	Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

13.	Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of Singapore without giving effect to any choice or conflict of law provision or rule. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the courts of Singapore, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

14.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

Alset F&B Holdings Pte. Ltd.

Chan Heng Fai
Name:	Chan Heng Fai
Title:

Alset International Limited

Lim Sheng Hon Danny
Name:	Lim Sheng Hon Danny
Title: